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                                                                     EXHIBIT 3.6

                  An unlimited company having a share capital



                            ARTICLES OF ASSOCIATION


                                      of


                                 TIOXIDE GROUP


                    ______________________________________

                                  Preliminary

1.(a) The Regulations contained in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 (SI 1985 No. 805) as amended by the Companies (Tables A to F) (Amendment) Regulations 1985 (SI 1985 No.
          1052) (such Table being hereinafter called Table A) shall apply to the Company save in so far as they are excluded or varied hereby and such Regulations (save as so excluded or varied) and the Articles hereinafter contained shall be the articles of association of the Company.

(b) In these Articles the expression the Act means the Companies Act 1985, but so that any reference in these Articles to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

2.        In these Articles, unless the context otherwise requires:

business day means any day (excluding a Saturday or a Sunday) on which banks are open in London and New York for the transaction of normal banking business;

Ordinary Dividend means, in respect of each financial year, the Gross Dividend minus the aggregate Preference Dividend payable in respect of such financial year in accordance with the provisions of Article 4;

Aggregate Class A Interest shall be calculated as follows:

          Aggregate Class A Interest =  9  x Ordinary Dividend
                                       ---
                                       909

Aggregate Ordinary Share Interest shall be calculated as follows:

          Aggregate Ordinary Share Interest = 900 x Ordinary Dividend
                                              ---
                                              909
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                                 Share Capital

3. The capital of the Company is (Pounds)310,000,000/1/, divided into 100 ordinary shares of (Pounds)1 each (Ordinary Shares), 900 Class A Ordinary Shares of (Pounds)1 each (Class A Shares) and 309,999,000 preference shares of (Pounds)1 each (Preference Shares). The special rights and restrictions attaching to these shares are as set out in Articles 4, 5, 6, 7, 8 and 9.

Income

4. The profits which the Company may determine to distribute by way of dividend in respect of each financial year of the Company (the Gross Dividend) shall be applied:

(a) first, in paying to the holders of the Preference Shares, as a dividend on the Preference Shares, a fixed cumulative preferential dividend (the Preference Dividend) at the rate of seven (7) per cent. per annum (exclusive of any associated tax credit) of the nominal value of each Preference Share held by them. The Preference Dividend shall accrue on a daily basis and shall be payable annually in arrear on 30 June (or if such date is not a business day on the next following business day) in each year in respect of the year ending on that date. The first such payment shall be made on 30 June 2000 in respect of the period from the date of issue of the Preference Share(s) concerned until 30 June 2000. The Preference Dividend shall be paid to the holders of the Preference Shares whose names appear on the register at 12.00 noon 2 business days before the relevant dividend payment date;

(b) second, in paying a dividend on the Ordinary Shares and Class A Shares. The dividend shall be applied as between the Class A Shareholders and the Ordinary Shareholders in the following manner:

          (i) the Company shall first calculate the Aggregate Class A Interest and Aggregate Ordinary Share Interest;

          (ii) the Aggregate Class A Interest shall then be divided amongst the holders of Class A Shares pro rata in accordance with the aggregate nominal value of the Class A Shares held by them with any fractions of a dividend being rounded down to the nearest penny; and

          (iii) the Aggregate Ordinary Share Interest shall then be divided amongst the holders of Ordinary Shares pro rata in accordance with the aggregate nominal value of the Ordinary Shares held by them with any fractions of a dividend being rounded down to the nearest penny; and

________________________________________________________________________________

/1/ By written resolution dated 29 June 1999 the authorised capital of the Company was increased to (Pounds)373,000,000 by the creation of 63,000,000 additional preference shares of (Pounds)1 each.
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(c)       any fractions of a dividend remaining shall be retained by the
          Directors and applied for the benefit of the Company.

Capital

5. On a distribution of assets of the Company among its members on a winding up or other return of capital, the assets of the Company available for distribution amongst its members in accordance with the Act shall be applied as follows:

(a) first in paying to the holders of Preference Shares, an amount equal to the aggregate of the capital paid up or credited as paid up on each Preference Share and a sum equal to any arrears and accruals of the Preference Dividend (whether earned or declared or not) payable on such share calculated up to and including the date of the commencement of the winding up or (in any other case) the date of the return of capital and the Preference Shares shall have no further rights of participation in the assets of the Company;

(b) secondly in paying pari passu to the holders of the Class A Shares and the Ordinary Shares pro rata the par value of their respective holdings of Class A Shares and Ordinary Shares and the Class A Shares shall have no further rights of participation in the assets of the Company; and

(c) thirdly, in distributing any balance of such assets amongst the holders of the Ordinary Shares.

Voting

6. The holders of Preference Shares shall be entitled to receive notice of and to attend any general meeting of the Company but shall not have the right to speak or vote in respect of their holdings of Preference Shares, subject to the following exceptions:

6.1 if at the date of the meeting any part of any Preference Dividend is for whatever reason in arrears for more than six months, the holders of the Preference Shares shall be entitled to attend, speak and vote on any resolution at such meeting or any adjournment of it; or

6.2 if it is proposed at the meeting to consider any resolution approving the winding up of the Company, the holders of the Preference Shares shall be entitled to attend such a meeting and to speak and vote only on such resolution or any motion for adjournment of the meeting before such resolution is voted on.

7. If entitled to vote at a general meeting of the Company, every holder of Preference Shares present in person or by proxy (or, being a corporation, by a duly authorised representative) shall have one vote for every Preference Share held by him.

8. The Class A Shares shall not carry the right to receive notice of, or to attend or vote at, general meetings.
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Variation of Rights

9. Subject to the provisions of the Act, if at any time the capital of the Company is divided into different classes of shares, the rights attached to any class may (unless otherwise provided by the terms of issue of the shares of that class) be varied or abrogated, whether or not the Company is being wound up, either with the consent in writing of the holders of three-quarters in nominal value of the issued shares of the class or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the shares of the class (but not otherwise). Such general meeting shall be conducted in accordance with the provisions of these Articles governing the conduct of general meetings.

                              Allotment of Shares

10.(a) Shares which are comprised in the authorised but unissued share capital of the Company shall be under the control of the directors who may (subject to Section 80 of the Act and to paragraphs (b) and (c) below) allot, grant options over or otherwise dispose of the same, to such persons, on such terms and in such manner as they think fit.

(b) The directors are generally and unconditionally authorised, for the purposes of Section 80 of the Act, to exercise any power of the Company to allot and grant rights to subscribe for or convert securities into shares of the Company up to the amount of the authorised share capital with which the Company is incorporated at any time or times during the period of five years from the date of incorporation of the Company and the directors may, after that period, allot any shares or grant any such rights under this authority in pursuance of an offer or agreement so to do made by the Company within that period. The authority hereby given may at any time (subject to the said Section 80) be renewed, revoked or varied by ordinary resolution of the Company in general meeting.

(c) In accordance with Section 91(1) of the Act, the pre-emption provisions in Section 89(1) and the provisions of sub-sections 90(1) to (6) (inclusive) of the Act shall not apply to the Company.

(d)       Regulation 3 in Table A shall not apply to the Company.

                                    Shares

11. The lien conferred by Regulation 8 in Table A shall attach also to fully paid-up shares, and the Company shall also have a first and paramount lien on all shares, whether fully paid or not, standing registered in the name of any person indebted or under liability to the Company, whether he shall be the sole registered holder thereof or shall be one of two or more joint holders, for all moneys presently payable by him or his estate to the Company. Regulation 8 in Table A shall be modified accordingly.

12. The liability of any member in default in respect of a call shall be increased by the addition at the end of the first sentence of Regulation 18 in Table A of the words "and all expenses that may have been incurred by the Company by reason of such non-payment".
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13.       Regulation 24 and 25 in Table A shall not apply to the Company.

14.(a)    The Company may by special resolution:

          (i) increase the share capital by such sum to be divided into shares of such amount as the resolution may prescribe;

          (ii) consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

          (iii) subdivide its shares, or any of them, into shares of a smaller amount than its existing shares;

          (iv) cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person;

          (v) reduce its share capital and any share premium account in any way (including, without limitation, by the purchase by the Company of its shares or any of them).

(b) Subject to the provisions of the Act, the Company may enter into any contract for the purchase of all or any of its shares of any class (including any redeemable shares) and any contract under which it may, subject to any conditions, become entitled or obliged to purchase all or any of such shares and may make payments in respect of the redemption or purchase of such shares otherwise than out of distributable profits or the proceeds of a fresh issue of shares. Every contract entered into pursuant to this Article shall be authorised by such resolution of the Company as may for the time being be required by law, but subject thereto the directors shall have full power to determine or approve the terms of any such contract. Neither the Company nor the directors shall be required to select the shares in question rateably or in any other particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares. Subject to the provisions of the Act, the Company may agree to the variation of any contract entered into pursuant to this article and to the release of any of its rights or obligations under any such contract. Notwithstanding anything to the contrary contained in the Articles, the rights attaching to any class of shares shall not be deemed to be varied by anything done by the Company pursuant to this Article. Regulations 32, 34 and 35 in Table A shall not apply to the Company.

                       General Meetings and Resolutions

15.(a) Every notice convening a general meeting shall comply with the provisions of Section 372(3) of the Act as to giving information to members in regard to their right to appoint proxies; and notices of and other communications relating to any general meeting which any member is entitled to receive need not be sent to the directors or the auditors for the time being of the Company (unless the law otherwise provides), and Regulation 38 of Table A shall be modified accordingly.
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(b)       Regulation 38 of Table A shall be further modified by the deletion in the first sentence of the words "or a resolution appointing a person a director" and by the deletion in the second sentence of the words "at least fourteen clear days' notice" and the substitution therefor of the words "at least seven clear days' notice".

16. The second sentence of Regulation 40 of Table A shall be deleted and replaced by the following: "One person entitled to vote upon the business to be transacted, being a member or a proxy for a member or a duly authorised representative of a corporation, shall be a quorum".

17.(a) If a quorum is not present within half an hour from the time appointed for a general meeting, the general meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the directors may determine; and if at the adjourned general meeting a quorum is not present within half an hour from the time appointed therefor such adjourned general meeting shall be dissolved.

(b)       Regulation 41 in Table A shall not apply to the Company.

18. A poll may be demanded by the chairman or by any member present in person or by proxy and entitled to vote and Regulation 46 of Table A shall be modified accordingly.

19. Regulation 53 of Table A shall be modified by the addition at its end of the following sentence: "If such a resolution in writing is described as a special resolution or as an extraordinary resolution or as an elective resolution, it shall have effect accordingly."

                               Votes of Members

20. An instrument appointing a proxy shall be in writing, executed by or on behalf of the appointor and in any common form or in such other form as the directors may approve. It shall be deemed to confer authority to vote on any amendment of a resolution, put to the meeting, for which it is given as the proxy thinks fit. The instrument of proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates. Regulations 60 and 61 of Table A shall not apply to the Company.

21. Regulation 62 of Table A shall be modified by the deletion in paragraph (a) of the words "deposited at" and by the substitution for them of the words "left at or sent by post or by facsimile transmission to", by the substitution in paragraph (a) of the words "one hour" in place of "48 hours", by the deletion in paragraph (b) of the word "deposited" and by the substitution for it of the words "left at or sent by post or by facsimile transmission" and by the substitution in paragraph (b) of the words "one hour" in place of "24 hours".

                           Appointment of Directors

22.(a) Regulation 64 in Table A shall not apply to the Company and Regulation 65 of Table A shall be modified by the deletion of the words "approved by resolution of the directors and willing to act".
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(b)       The maximum number and minimum number respectively of the directors may be determined from time to time by ordinary resolution in general meeting of the Company. Subject to and in default of any such determination there shall be no maximum number of directors and the minimum number of directors shall be one. Whensoever the minimum number of the directors shall be one, a sole director shall have authority to exercise all the powers and discretions by Table A and by these Articles expressed to be vested in the directors generally, and Regulation 89 in Table A shall be modified accordingly.

(c) An alternate director shall cease to be an alternate director if his appointor ceases for any reason to be a director. Regulation 67 of Table A shall not apply to the Company.

(d) The directors may delegate any of their powers to committees consisting of such person or persons (whether directors or not) as they think fit. Regulation 72 of Table A shall be modified accordingly.

(e) The directors shall not be required to retire by rotation and Regulations 73 to 80 (inclusive) and the last sentence of Regulation 84 of Table A shall not apply to the Company.

(f) No person shall be appointed a director at any general meeting unless either:

          (i)  he is recommended by the directors; or

          (ii) not less than fourteen nor more than thirty-five clear days before the date appointed for the general meeting, notice signed by a member qualified to vote at the general meeting has been given to the Company of the intention to propose that person for appointment, together with notice signed by that person of his willingness to be appointed.

(g) Subject to paragraph (f) above, the Company may by ordinary resolution in general meeting appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director.

(h) The directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number determined in accordance with paragraph (b) above as the maximum number of directors.

(i) A member or members holding a majority of the shares for the time being carrying the right to vote at a general meeting of the Company shall have power from time to time and at any time to appoint any person or persons as a director or directors either as an additional director or to fill any vacancy and to remove from office any director howsoever appointed. Any such appointment or removal shall be effected by an instrument in writing signed by the member or members making the same, or in the case of a member being a company, signed by one of its directors on its behalf, and shall take effect upon lodgment at the registered office of the Company.
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(j)       Subject to (i) above, no director shall be required to retire or vacate his office, and no person shall be ineligible for appointment as a director, by reason of his having attained any particular age.

                               Borrowing Powers

23. The directors may exercise all the powers of the Company to borrow money without limit as to amount and upon such terms and in such manner as they think fit, and subject (in the case of any security convertible into shares) to
Section 80 of the Act to grant any mortgage, charge or standard security over its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock, and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

                              Alternate Directors

24.(a) An alternate director shall not be entitled as such to receive any remuneration from the Company, save that he may be paid by the Company such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct, and the first sentence of Regulation 66 in Table A shall be modified accordingly.

(b) A director, or any such other person as is mentioned in Regulation 65 in Table A, may act as an alternate director to represent more than one director, and an alternate director shall be entitled at any meeting of the directors or of any committee of the directors to one vote for every director whom he represents in addition to his own vote (if any) as a director, but he shall count as only one for the purpose of determining whether a quorum is present.

                            Gratuities and Pensions

25.(a) The directors may exercise the powers of the Company to provide benefits, either by the payment of gratuities or pensions or by insurance or in any other manner whether similar to the foregoing or not, for any director or former director or the relations, connections or dependants of any director or former director who holds or has held any executive office or employment with the Company or with any body corporate which is or has been a subsidiary of the Company or with a predecessor in business of the company or of any such body corporate and may contribute to any fund and pay premiums for the purchase or provision of any such benefit. No director or former director shall be accountable to the Company or the members for any benefit provided pursuant to this Article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

(b)       Regulation 87 in Table A shall not apply to the Company.
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                           Proceedings of Directors

26.(a) A director may vote, at any meeting of the directors or of any committee of the directors, on any resolution, notwithstanding that it in any way concerns or relates to a matter in which he has, directly or indirectly, any kind of interest whatsoever, and if he shall vote on any such resolution as aforesaid his vote shall be counted; and in relation to any such resolution as aforesaid he shall (whether or not he shall vote on the same) be taken into account in calculating the quorum present at the meeting.

(b) Regulations 94 to 97 (inclusive) in Table A shall not apply to the Company.

(c) Any director or his alternate may validly participate in a meeting of the directors or a committee of directors through the medium of video and/or telephone conference or similar form of communication equipment provided that all persons participating in a meeting are able to hear and speak to each other throughout such meeting. A person so participating shall be deemed to be present in person at the meeting and shall accordingly be counted in a quorum and be entitled to vote. Subject to the Act, all business transacted in such manner by the directors or a committee of the directors shall for the purposes of the Articles be deemed to be validly and effectively transacted at a meeting of the directors or of a committee of the directors notwithstanding that fewer than two directors or alternate directors are physically present at the same place. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

(d) If and for so long as there is a sole director, he may exercise all the powers conferred on the directors by the Articles by resolution in writing signed by him, and Regulations 88, 89, 91 and 93 of Table A shall not apply.

                                   The Seal

27.(a) If the Company has a seal it shall only be used with the authority of the directors or of a committee of directors. The directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a director and by the secretary or a second director. The obligation under Regulation 6 in Table A relating to the sealing of share certificates shall apply only if the Company has a seal. Regulation 101 in Table A shall not apply to the Company.

(b) The Company may exercise the powers conferred by Section 39 of the Act with regard to having an official seal for use abroad, and such powers shall be vested in the directors.

                                    Notices

28.(a) Regulation 112 of Table A shall be modified by the deletion of the last sentence and the substitution therefor of the following: "Any member whose registered addressed is not within the United Kingdom shall be entitled to have notices given to him at that address."

(b) Regulation 116 of Table A shall be modified by the deletion of the words "within the United Kingdom".

                                   Indemnity

29.(a) Every director or other officer or auditor of the Company shall be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, or in connection with any application under Section 144 or Section 727 of the Act in which relief is granted to him by the Court, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this Article shall only have effect in so far as its provisions are not avoided by Section 310 of the Act.

(b) The directors shall have power to purchase and maintain for any director, officer or auditor of the Company, insurance against any such liability as is referred to in Section 310(1) of the Act.

(c)       Regulation 118 in Table A shall not apply to the Company.